UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

MERIDIAN WASTE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

New York	001-13984	13-3832215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Glenlake Parkway NE Suite 900
Atlanta, GA 30328

 (Address of principal executive offices)

(770) 691-6350

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2017, Meridian Waste Solutions, Inc., a New York corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC and Joseph Gunnar & Co., LLC (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of an aggregate of 2,000,000 shares (the “Shares”) of the Company’s common stock, $0.025 par value per share (“Common Stock”) and five year warrants to purchase up to 500,000 shares of Common Stock with an exercise price of $1.90 per Share (the “Warrants”), at a combined public offering price of $1.75 per share of Common Stock and quarter-Warrant. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to an additional 300,000 shares of Common Stock and/or 75,000 Warrants to purchase shares of Common Stock with an exercise price of $1.90 per share. Pursuant to the Underwriting Agreement, the Company agreed to issue and sell to the Underwriters for an aggregate purchase price of $100 a warrant (the “Representatives’ Warrant”) to purchase up to 100,000 shares of Common Stock. The Representatives’ Warrant is exercisable from December 27, 2017 through December 27, 2022 and has an exercise price of $2.19 per share of Common Stock. Pursuant to FINRA rules, the Representatives’ Warrant is subject to a 180-day lock-up pursuant to which the holder will not sell, transfer, assign, pledge, or hypothecate the Representatives’ Warrant or the securities underlying the Representatives’ Warrant, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representatives’ Warrant or the underlying securities for a period of 180 days from the date of the prospectus relating to the Offering. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company and each director and executive officer of the Company has agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of securities of the company during the three-month period following the date of the Underwriting Agreement, subject to extensions in certain circumstances. Roth Capital Partners, LLC and Joseph Gunnar & Co., LLC are acting as the book-running managers for the Offering.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for the purpose of such agreements and as of the specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. The foregoing descriptions of the Underwriting Agreement, form of Warrant and form of Representatives’ Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, form of Warrant, and form of Representatives’ warrant which are filed as Exhibit 1.1, 4.1, and 4.2 hereto, respectively, and are incorporated herein by reference. A copy of the opinion of Lucosky Brookman LLP relating to the legality of the issuance and sale of the Shares, the Warrants, the Representatives’ Warrant, and the shares issuable on the exercise of the Warrants and the Representatives’ Warrant is attached as Exhibit 5.1 hereto.

The gross proceeds to the Company from the sale of the Shares and the Warrants in the Offering are approximately $3,500,000, before deducting the underwriting discount and other estimated offering expenses payable by the Company (or, if the over-allotment option is exercised in full, approximately $4,025,000). The Company expects to use the net proceeds of the Offering for capital expenditures, repayment of indebtedness and working capital.

The Offering is being made pursuant to preliminary prospectus supplements, dated June 23, 2017, June 23, 2017 and June 28, 2017, and a final prospectus supplement, dated June 29, 2017, together with an accompanying base prospectus dated June 15, 2017 under the Company’s existing shelf registration statement on Form S-3 (File No. 333-216621).

The Offering is expected to close on or about June 30, 2017, subject to the satisfaction of customary closing conditions.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities underlying the issuance of the Representatives’ Warrants described in this Item 3.02 and Item 1.01 of this Current Report on Form 8-K were not registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities qualified for exemption under Section 4(a)(2) of the Securities Act because the issuance of securities by us did not involve a public offering due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(a)(2) of the Securities Act as they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act.

Item 8.01 Other Events

On June 28, 2017, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1*	Underwriting Agreement dated June 28, 2017, between Meridian Waste Solutions, Inc., Roth Capital Partners, LLC and Joseph Gunnar & Co., LLC
4.1*	Form of Warrant
4.2*	Form of Representatives’ Warrant
5.1*	Opinion of Lucosky Brookman LLP
23.1*	Consent of Lucosky Brookman LLP (Included in Opinion of Lucosky Brookman LLP, Exhibit 5.1)
99.1*	Press Release dated June 28, 2017

*filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, INC.

Date: June 29, 2017	By:	/s/ Jeffrey Cosman
Name: Jeffrey Cosman
Title: Chief Executive Officer

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